UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

Molycorp, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 20, 2011, Molycorp, Inc. (“Molycorp” or the “Company”) announced that it would accelerate by approximately three months the initial start-up of its rare earth processing facility, now under construction at Mountain Pass, California. Accelerating the initial start-up is expected to achieve a number of key goals for the Company, including the following:

•	The project’s acceleration will increase Molycorp’s production of rare earth product in 2012 by approximately 3,500 metric tons, which will likely deliver significant added revenue to the company and added value to shareholders in the near term, while simultaneously addressing Molycorp’s customers’ immediate needs.

•	The Company’s acceleration and modified start-up sequence is expected to allow the Company to significantly lower the risk of start-up problems as it ramps up to its full Phase 1 production run rate.

•	It is expected to allow Molycorp to achieve its full Phase 2 production capacity expansion to 40,000 metric tons per year by the end of 2012, approximately six months earlier than originally planned.

The Company also believes that its recently reached agreement with the United Steelworkers to extend for three years its labor contract agreement – six months ahead of the deadline – will further de-risk the Mountain Pass modernization and expansion, as both management and labor can focus that much more intensely on the timely execution of an accelerated Project Phoenix.

Safe Harbor Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that represent Molycorp’s beliefs, projections and predictions about future events or Molycorp’s future performance. Forward-looking statements can be identified by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp’s actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: Molycorp’s ability to secure sufficient capital to implement its business plans; Molycorp’s ability to complete its Phase 1 modernization and expansion efforts and Phase 2 expansion efforts, including the accelerated start-up of the Mountain Pass facility, in the estimated timeframes and reach full planned production rates for REOs and other planned downstream products; the final costs of the Phase 1 modernization and expansion plan and Phase 2 expansion, including with accelerated start-up of the Mountain Pass facility, which may differ from estimated costs; uncertainties associated with Molycorp’s reserve estimates and non-reserve deposit information; uncertainties regarding global supply and demand for rare earths materials; Molycorp’s ability to successfully integrate recently acquired businesses; Molycorp’s ability to reach definitive agreements for a joint venture to manufacture neodymium-iron-boron permanent rare earth magnets; Molycorp’s ability to maintain appropriate relations with unions and employees; Molycorp’s ability to successfully implement its “mine-to-magnets” strategy; environmental laws, regulations and permits affecting Molycorp’s business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining.

For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC. Any forward-looking statement contained in this press release or the Annual Report on Form 10-K reflects Molycorp’s current views with respect to future events and Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ John F. Ashburn, Jr., Esq
	Name:	John F. Ashburn, Jr., Esq.
	Title:	Executive Vice President and General Counsel

Date: October 24, 2011